UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2005

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact Name of Registrant as specified in its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 354-7700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filings is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On September 26, 2005, Federal-Mogul Corporation (the “Company”), the other proponents of the Company’s Third Amended Joint Plan of Reorganization (“Plan”) and High River Limited Partnership agreed to make certain amendments to the Plan set forth in a signed term sheet (“Term Sheet”). The Term Sheet provides that the Trust to be created under the Plan and section 524(g) of the Bankruptcy Code will (i) obligate itself to make a payment to the reorganized Company (or pay a portion of the stock in the reorganized Company to be issued to the Trust in lieu thereof) for the agreed amounts that will be used by the United Kingdom (“UK”) Administrators of the Company’s UK affiliates that are in UK insolvency proceedings to provide for distributions on account of UK asbestos personal injury claims pursuant to that certain Agreement, also dated September 26, 2005, between the Company, various of its constituencies in the chapter 11 proceedings and the UK Administrators, and (ii) grant an option for the purchase of the remaining stock of the reorganized Company that will be issued to the Trust under the Plan.

The Term Sheet is filed as Exhibit 10.2 to this Current Report and is incorporated in this Current Report by reference. The brief summary of the material provisions of the Term Sheet set forth above is qualified in its entirety by reference to the Term Sheet filed as an exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.2 Term Sheet between Federal-Mogul Corporation, the other proponents of the Third Amended Joint Plan of Reorganization and High River Limited Partnership dated September 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2005

FEDERAL-MOGUL CORPORATION

By:	/s/ John J. Gasparovic
Name: John J. Gasparovic Title: Senior Vice President and General Counsel